EXHIBIT 10.1
AMENDMENT NO. 1 TO THE
AMENDED AND RESTATED
UNITED COMMUNITY BANKS, INC.
2000 KEY EMPLOYEE STOCK OPTION PLAN
(As Amended And Restated Effective As Of March 15, 2007)
     THIS AMENDMENT NO. 1 is hereby made and entered into this 13th day of April, 2007, by UNITED COMMUNITY BANKS, INC. (the “Company”), to be effective as of March 15, 2007.
     WHEREAS, effective March 15, 2007, the Company amended and restated the United Community Banks, Inc. 2000 Key Employee Stock Option Plan (the “Plan”), which Plan provides for grants of stock options and other equity awards to employees who are responsible for the future growth and continued success of the business; and
     WHEREAS, the Company now desires to amend the Plan in the manner hereinafter provided;
     NOW, THEREFORE, for and in consideration of the premises and other good and valuable consideration, the Plan is hereby amended as follows:
1.     The Plan is hereby amended by deleting the second sentence of Section 3.2 and substituting the following in lieu thereof:
     “Notwithstanding any provision in this Plan to the contrary, except in accordance with Section 4.3 or unless such an amendment is approved by the shareholders of the Company, (i) no Option or SAR may be amended to reduce the price per share of the Shares subject to such Option or the exercise price of such SAR as applicable, below the option price or exercise price as of the date the Option or SAR is granted, and (ii) no Option, SAR, Award or cash may be granted in exchange for, or in connection with, the cancellation or surrender of an Option, SAR or other Award if the new Option, SAR or other Award has an option or exercise price (including no exercise price) which is less than the option or exercise price of the Option, SAR or Award being exchanged, cancelled or surrendered. Subject to the foregoing restrictions, the Committee shall, with the written consent of the Participant holding such award, have the authority to cancel outstanding Awards and grant replacement Awards therefor.”
2.     The Plan is hereby amended by deleting the second sentence of Section 14.:
3.     This Amendment No. 1 shall be effective as of March 15, 2007. Except as hereby modified, the Plan shall remain in full force and effect in accordance with its terms.
     IN WITNESS WHEREOF, the Company has executed this Amendment No. 1 as of the day and year first written above.

UNITED COMMUNITY BANKS, INC.
By:	/s/ Jimmy Tallent
Name:	Jimmy Tallent
Title:	President and Chief Executive Officer

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